EXHIBIT 2.1

ASSET PURCHASE AGREEMENT
EFFECTIVE AS OF
JANUARY 17, 2014
BETWEEN
LUNA INNOVATIONS INCORPORATED
AND
INTUITIVE SURGICAL OPERATIONS, INC.
AND
INTUITIVE SURGICAL INTERNATIONAL LTD.

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ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this “Agreement”) is entered as of January 17, 2013 (“Agreement Date”), by and between Luna Innovations Incorporated and Luna Technlogies, Inc., Delaware corporations having their principal place of business at 1 Riverside Circle, Suite 400, Roanoke, VA 24016 (collectively, “Seller”), and Intuitive Surgical Operations, Inc., a Delaware corporation having its principal place of business at 1266 Kifer Road, Sunnyvale, California 94086 (“Purchaser”), and Intuitive Surgical International, Ltd, a Cayman Islands company and an indirect and wholly-owned subsidiary of Purchaser (“ISIL”). Each of Seller, Purchaser, and ISIL shall be referred to herein as a “Party” and shall be collectively referred to as the “Parties”. Capitalized terms that are used, whether in the singular or plural, shall have the meanings set forth in Section 1 (Definitions) or, if not set forth in Section 1, the meaning designated in places throughout the Agreement.
W I T N E S S E T H:
WHEREAS, Seller and Purchaser are Parties to a License Agreement dated effective January 10, 2010 (the “2010 License Agreement”) and a Development and Supply Agreement dated June 11, 2007 and its associated amendments dated May 20, 2008, Jan. 12, 2010, April 27, 2010, Sept. 2, 2010, March 23, 2011, March 19, 2012, Dec. 15, 2012, and Jan. 1, 2013 (the “Development and Supply Agreement”).
WHEREAS, Seller wishes to sell, and Purchaser wishes to purchase, all of Seller’s Luna Healthcare (as defined below) assets related to FOSSL Technology (as defined below), including employees and intellectual property, as more particularly described herein, all upon the terms and subject to the conditions set forth below.
WHEREAS, Purchaser agrees to concurrently enter into a cross-license agreement attached as Exhibit A (the “2014 License Agreement”) to grant back to Seller, to the extent Purchaser is empowered, an exclusive license (except Purchaser shall reserve for itself a worldwide right to practice on a non-exclusive basis) to the FOSSL Technology outside the Field of Medical Healthcare and an non-exclusive license to the FOSSL Technology in the Field of Non-Robotics Medical Devices (as defined below) strictly limited to applications involving S/T Sensing (as defined below), both licenses subject to the terms and conditions set forth in the 2013 License Agreement.
WHEREAS, further to the 2014 License Agreement, Seller wishes to grant ISIL, and ISIL wishes to accept, certain perpetual, fully paid-up, royalty free rights in and to the intellectual property included in Seller’s Luna Healthcare (as defined below) assets related to FOSSL Technology (as defined below), upon the terms and subject to the condition set forth below.
WHEREAS, [***]

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WHEREAS, Seller wishes to affirm its obligation under the 2010 License Agreement under which it grants, to the extent Seller is empowered, Purchaser a worldwide co-exclusive license to all Intellectual Property related to FOSSL Technology Controlled by Seller after the Effective Date in the Field of Medical Robotics.
NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows.
1.Definitions.

1.1.	Certain Definitions. For purposes of this Agreement, in addition to the terms that are defined parenthetically elsewhere in this Agreement, the following terms shall have the following meanings:
(a)    “Acquisition Agreements” shall mean, collectively, this Agreement; the IP Assignment Agreement attached hereto as Exhibit B; the 2014 License Agreement; [***] Exhibit H; and any and all other release, transfer, assignment, and assumption documents and all certificates delivered in connection with this Agreement.
(b)    “Act” shall mean the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.
(c)    “Action” shall mean any claim, dispute, action (including any action seeking injunctive or other equitable relief), arbitration, mediation, litigation, proceeding, suit, or governmental investigation, and any appeal therefrom.
(d)    “Affiliate” shall mean, an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Party, as the case may be, as of or after the Agreement Date and only for the period of such control. For purposes of this definition only, the term “control” means the possession of the power to direct or cause the direction of the management and policies of an entity, whether by ownership of voting stock or partnership interest, by contract or otherwise, including direct or indirect ownership of more than fifty percent (50%) of the voting interest in the entity in question.
(e)    “Assumed Contracts” shall mean all FOSSL Technology related manufacturing, supply, development, consultant, and license obligations and/or agreements of Luna Healthcare, excluding [***]
(f)    “Books and Records” shall mean all books, records, files, documents (including finance documents, regulatory materials/documents, submissions, communications, ownership of approvals from any regulatory agency or approval body, engineering documents and related software), data and information (including regulatory data/information, engineering information and related software), customer lists, supplier lists, distributor lists, wholesaler lists, cost and pricing data, market research reports, reference

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catalogs and, to the extent not originals, true and complete copies of all files relating to the filing, prosecution, issuance, ownership, maintenance, enforcement, and/or defense of any patents, patent applications, trademarks, copyrights, or other intellectual property rights, whether on paper or in electronic format, Controlled by the Seller and materially relating to the design, manufacturing, developing, packaging, labeling, and storing of Luna Healthcare products for sale or the distribution, marketing, sale, promotion, importation, or use of Luna Healthcare products.
(g)    “Commercialize” (or any form thereof, e.g., “Commercialization”) shall mean to sell, offer for sale, import for sale, export for sale, distribute for sale, promote, and/or market.
(h)    “Confidential Information” shall mean all information and materials received by any Party from another Party pursuant to this Agreement (including the terms of this Agreement) and Non-Disclosure Agreement between Seller and Purchaser dated May 24, 2013, other than that portion of such information or materials that (i) is publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party; (ii) was known to the receiving Party, without obligation to keep it confidential, prior to when it was received from the disclosing Party; (iii) is subsequently disclosed to the receiving Party by a Third Party lawfully in possession thereof without obligation to keep it confidential; (iv) has been publicly disclosed other than by the receiving Party and without breach of an obligation of confidentiality with respect thereto; or (v) has been independently developed by the receiving Party without the aid, application or use of, or reference to, Confidential Information of the disclosing Party.
(i)    “Control” or “Controlled” shall mean, with respect to any particular assets described in this Agreement to which this term is applied, that the Seller owns or has a license to such asset pursuant to an executed, written agreement with a third party but excluding any “shrink-wrap” or similar off-the-shelf software licenses and licenses obtained in connection with the acquisition or use of products, equipment or materials.
(j)    “Closing” shall mean the consummation of delivery of the Transferred Assets, delivery of the fully executed Acquisition Agreements and payment of the First Installment under Section 2.5(a) of this Agreement.
(k)    “Closing Date” shall mean January 21, 2014 or such earlier date as the Parties shall mutually agree, if the obligations described in Sections 5 and 6 hereof have been fully satisfied or waived by the appropriate Party or Parties hereto on or prior to such date (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or, if the obligations described in Sections 5 and 6 have not been fully satisfied or waived by the appropriate Party or Parties hereto on or prior to such date (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), as promptly as practicable, but in no event later than two (2) business days thereafter.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(l)    “Effective Time” shall mean 12:01 a.m., Pacific Time on the Closing Date.
(m)    “Executive Officers” shall mean any of My Chung and Scott Graeff.
(n)    “Field of Colonoscopy Non-robotics” [***]
(o)    “Field of Endoluminal Non-robotics” [***]
(p)    “Field of Medical Healthcare” [***]
(q)    “Field of Medical Robotics” [***]
(r)    “Fiber Optic Shape Sensing/Localization Technology “ or FOSSL Technology” [***]
(s)    “Field of Non-robotics Medical Devices” or “Non-robotics Medical Devices Field” [***]
(t)    “Field of Orthopedics” [***]
(u)    “Field of Vascular Non-robotics” [***]
(v)    “Governmental Authority” shall mean any nation, territory, or government (or union thereof), foreign, domestic, or multinational, any state, local, or other political subdivision thereof, and any bureau, court, tribunal, board, commission, department, agency, or other entity exercising executive, legislative, judicial, regulatory, or administrative functions of government, including all taxing authorities, and all other entities exercising regulatory authority over manufacture, testing, marketing, use, sale, handling, storage, or distribution of medical products or devices.
(w)    “Intellectual Property” or “IP” shall include (i) United States and foreign patents and patent applications including all divisionals, continuations, reissues, and continuations-in-part, shown in Schedule 1.1(w) and all inventions; (ii) trademarks (and goodwill associated therewith) and other trade names, labels, trade dress, advertising, and package designs, and other trade rights, whether or not registered, and all applications therefore, shown in Schedule 1.1(w); (iii) copyrights, whether or not registered, and all applications therefor (including copyrights in computer software, computer software documentation, systems documentation, and source code); (iv) Know-How, trade secrets, research and results thereof, technology, techniques, data, methods, processes, instructions, drawings and specifications, inventions, discoveries, improvements, designs, manufacturing plans, processes, formulae, whether patented or patentable or not (whether or not such items have been reduced to written, computer-readable, or other tangible form); (v) all claims, proceedings, and cause of actions relating to any of the foregoing; and (vi) any similar, corresponding, or equivalent rights to any

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of the foregoing anywhere in the world; to the extent that each of the foregoing are Controlled by Seller and are used or useful in the practice of FOSSL Technology.
(x)    “IP Assignment Agreement” shall mean the agreement transferring to the Purchaser the Seller’s right, title and interest in and to the IP, in the form to be mutually agreed upon by the Parties prior to the Effective Time as attached hereto as Exhibit B.
(y)    “Key Employees” shall mean Seller employees who have been identified by Purchaser and Seller as key individuals, [***] from a list of all employees associated with Luna Healthcare and a list of all employees associated with FOSSL Technology.
(z)    “Know-How” shall mean all data and information owned or Controlled by Seller and maintained in confidence by Seller, including all processes, plans, designs, research, operating manuals, methods, compounds, formulae, discoveries, developments, designs, drawings, technology, techniques, procedures, specifications, inventions, computer programs, and any other scientific or technical data or information conceived, memorialized, developed, and/or reduced to practice, in each case whether or not patentable in any jurisdiction. Until such time as any particular patent has been published in accordance with the terms of a patent application or such patent application has been published, the term “Know-How” shall be deemed to include all inventions disclosed in such patent application.
(aa)    “Laws” shall mean all applicable laws, statutes, rules, regulations, guidelines, ordinances, and other pronouncements having the effect of law in any nation, state, province, county, city, or other political subdivision, domestic or foreign.
(bb)    “Liability” shall mean any debt, liability, commitment, indemnification, or obligation of any kind, character, or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, potential, contingent, or otherwise, and whether due or to become due, including any liability for Taxes. An existing contractual obligation that is to be fulfilled or discharged after the Effective Time shall be treated as a Liability arising after the Effective Time under the Assumed Contracts.
(cc)    “Lien” shall mean any lien, statutory lien, pledge, mortgage, deed of trust, security interest, charge, real estate covenant, claim, restriction, right, option, conditional sale, or other title retention agreement or encumbrance of any kind or nature.
(dd)    “Luna Healthcare” shall mean the business portion (and its assets) of Seller that develops, manufactures, and/or Commercializes products and services using FOSSL Technology for shape sensing in the Field of Medical Healthcare.
(ee)    “Material Adverse Effect” means any change, effect, event or occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, properties, assets, financial condition or results of operation of a party.

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(ff)    [***]
(gg)    “Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, unincorporated association, trust, joint venture, union, or other organization or entity, including a Governmental Authority.
(hh)    [***]
(ii)    [***]
(jj)    “S/T Sensing” [***]
(kk)    “Technology” shall mean any technical information, Know-How, processes, procedures, methods, formulae, protocols, techniques, software, computer code (including both object and source code), documentation, works of authorship, data, designations, designs, devise, prototypes, substances, components, Intellectual Property, inventions (whether or not patentable), mask works, ideas, trade secrets, and other information or materials, in tangible or intangible form.
(ll)    “Transfer” shall mean any sale, transfer, conveyance, assignment, grant, delivery or other disposition, and “Transfer” or “Transferred”, used as a verb, shall each have a correlative meaning.
2.    Purchase and Sale of Assets; Purchase Price.
2.1.    Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, and on the basis of the covenants, representations, and warranties set forth herein, at and as of the Effective Time, the Seller shall Transfer to the Purchaser, and the Purchaser shall purchase and accept from the Seller, all of the Seller’s right, title, and interests in and to the following assets, free and clear of all Liens, subject to the Recognized Seller Licenses and excluding the Excluded Assets (collectively, the “Transferred Assets”):
(a)    subject to perpetual licenses and sublicenses in the Field of Medical Healthcare, as well as, to the knowledge of the Executive Officers, licenses and sublicenses outside the Field of Medical Healthcare, granted by the Seller prior to the Agreement Date (collectively, as listed under Schedule 5) (collectively, the “Recognized Seller Licenses”), all FOSSL Technology including Intellectual Property set forth on but not limited to those set forth on Schedule 1.1(w);
(b)    all marketing materials, development plans, market researches, and technical presentations on FOSSL Technology made to Executive Officers or Seller’s board of directors over the last two (2) years, except those (i) outside the Field of Medical Healthcare, (ii) [***], and (iii) those limited to the Field of Non-Robotics Medical Devices applications involving S/T Sensing, which are required for the Seller’s Commercialization of the products and services related to FOSSL Technology and set forth on Schedule 2.1(b);

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(c)    all Luna Healthcare Books and Records, except those outside the Field of Medical Healthcare and those limited to the Field of Non-Robotics Medical Devices applications involving S/T Sensing, which are related to the products and services related to FOSSL Technology and set forth on Schedule 2.1(c) and except any that constitute the confidential information of a third party and to the extent that the disclosure made to Purchaser would violate applicable confidentiality restrictions;
(d)    all FOSSL Technology related assets (except (i) those used outside the Field of Medical Healthcare and (ii) those used for applications in the Field of Non-Robotics Medical Devices involving S/T Sensing), including parts and product inventories (e.g., interrogators, connectors, sensors), equipment, tooling, fixtures, computers, digital data, software design tools, displays, furniture, software environment, prototypes, design history files, and CAD models, used for day-to-day work in development, testing, and/or manufacturing activities set forth on Schedule 2.1(d);
(e)    all written Books and Records related to Phoenix Lasers;
(f)    any claims and causes of action against a third party arising out of those items set forth in subsections (a) through (d) immediately above as such claims and causes of action exist as of the Closing Date (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including escrows relating to the foregoing, as shown in Schedule 4; and
(g)    all Assumed Contracts.
2.2.    Excluded Assets. Notwithstanding anything to the contrary contained herein, including Section 2.1 above, the Seller and its Affiliates shall retain all of its right, title, and interest in and to, and shall not Transfer to the Purchaser, all the assets of the Seller not listed as Transferred Assets in Section 2.1, including without limitation the assets of the Seller set forth below (collectively, the “Excluded Assets”):
(a)    any accounts receivable of the Seller;
(b)    any cash, cash equivalents, investments, or bank accounts;
(c)    any inventory, equipment, office furniture, real property interests and/or obligations, fixtures, or other tangible personal property not expressly set forth in Section 2.1 as a Transferred Asset:
(i)    Seller and Purchaser recognize that certain parts inventory maintained by Seller may be applicable to interrogators used in Seller products not conveyed in this transaction. In this case, Seller will provide to Purchaser those parts necessary to complete production of any prototype shape sensing units currently in process and Seller will retain the remainder;

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(ii)    In the event an asset is a dual-use asset (i.e., used by both Luna Healthcare products as well as other Seller’s products, but other than the parts inventory covered above) and Seller wants to retain the asset (a list of such desired dual-use assets, if any, is set forth on Schedule 2.2(c)(ii)), Seller will purchase at its own costs a duplicate asset for transfer to Purchaser, unless the asset is only used by Purchaser for a temporary period of up to 90 days after Closing.
(d)    agreements, purchase orders and terms and conditions related to [***], and any other contract not explicitly included in the Assumed Contracts (collectively the “Excluded Contracts”);
(e)    registered trademarks LUNA INNOVATIONS®, MOTH®, TRIMETASPHERE®, EN-TACT®, and EDAC®.
(f)    all minute books, stock records and general corporate documents;
(g)    all personnel records for employees retained by Seller and other records Seller is required by law to retain in its possession;
(h)    all insurance policies and rights thereunder;
(i)    all claims for refund of taxes and other governmental charges of whatever nature; and
(j)    all rights of Seller under the Acquisition Agreements.
2.3.    Assumption of Liabilities. Subject to the terms and conditions of this Agreement, the Purchaser shall assume only those Liabilities expressly accepted by Purchaser and arising out of ownership or Control of any of the Transferred Assets (including in-process or outstanding POs associated with Transferred Assets) (the “Assumed Liabilities”), but only to the extent such Liabilities arise after the Effective Time.
2.4.    Excluded Liabilities. Except for the Assumed Liabilities, the Purchaser shall not assume any, and shall have no liability, responsibility, or obligation whatsoever, at any time, for (and the Seller and its Affiliates shall retain and pay, perform, and discharge when due) any and all other Liabilities of the Seller or any of its Affiliates arising prior to, as of, or after the Effective Time (the “Excluded Liabilities”), including but not limited to:
(a)    all accounts payable and other Liabilities of the Seller and its Affiliates for materials and services provided to Seller;
(b)    any Liability arising from or relating to, the operation by the Seller or any of its Affiliates of any activity, or the occupancy, use, or operation by the Seller or any of its Affiliates of any real properties at any time prior to or after the Effective Time;

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(c)    any Liability arising from or relating to the use/performance or operation by the Seller or any of its Affiliates of any of the Excluded Assets at any time prior to or after the Effective Time or any of the Transferred Assets at any time prior to the Effective Time.
(d)    any Liability of the Seller to any of its Affiliates, shareholders, and/or stakeholders;
(e)    any Liability for any violation of, or failure to satisfy, any Law by the Seller or any of its Affiliates;
(f)    any Liability based on tortious or criminal conduct by the Seller or any of its Affiliates;
(g)    all contractual Liabilities, if any, of the Seller or any of its Affiliates, except for Liabilities arising after the Effective Time under the Assumed Contracts;
(h)    all indebtedness of the Seller or any of its Affiliates for money, equities, and or other interest promised to, owed to, or borrowed from creditors, shareholders, warrant holders, and option holders;
(i)    all Liabilities for product liability claims and recalls arising out of products sold or to be sold by Seller or its Affiliates or their respective licensees (but expressly excluding product liability claims and recalls arising out of products sold or to be sold by Purchaser, its Affiliates, and their respective licensees pursuant to the Transferred Assets or Assumed Contracts);
(j)    all Liabilities for returns, rebates, and chargebacks relating to, or arising as a result of, any sale of any of products sold by Seller;
(k)    all broker, Closing, and legal fees, costs, expenses, and Liabilities incurred by Seller or any of its Affiliates in connection with the Closing, execution, and delivery of this Agreement and the other Acquisition Agreements.
(l)    all Liabilities arising from the Excluded Assets;
(m)    all Liabilities with respect to the Seller’s employees or former employees, or their dependents; provided that such Liabilities with respect to the Key Employees are limited to those that arise prior to the Effective Time;
(n)    all tax Liabilities of the Seller and/or its Affiliates or taxes arising out of or relating to the Transferred Assets for any period prior to the Closing; and
(o)    all Liabilities with respect to any Action pending or known to be threatened against the Seller or any of its Affiliates as of the Effective Time.

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2.5.    Consideration; Payment; Royalty. The consideration for the Seller’s Transfer to the Purchaser of the Transferred Assets and the Seller’s performance of its obligations under this Agreement and the other Acquisition Agreements (including the cross licenses under the 2014 License Agreement and [***]) shall equal a total of up to Thirty Million Dollars (US $30,000,000) (the “Purchase Price”), to be paid out [***] by ISIL and [***] by Purchaser to Seller except where noted otherwise over a series of payments as follows:
(a)    A payment of Twelve Million Dollars (US $12,000,000) to be made in two installments:
(i)    a first installment of Six Million Dollars (US $6,000,000) to be made at Closing (the “First Installment”);
(ii)    a second installment of Six Million Dollars (US $6,000,000) to be paid to Seller on the earlier of (a) the date that Seller has completed its obligations under Section 9.7 or (b) Ninety (90) days after the Closing, except to the extent Seller materially breaches its obligations under such Section 9.7 of this Agreement.
(b)    A Technical Requirements Payment of up to Eight Million Dollars (US $8,000,000) to be paid to Seller according to the terms and conditions set forth in Exhibit F (the “Technical Requirements Milestones Payment Conditions”).
(c)    Up to Ten Million Dollars (US $10,000,000) in royalty payment, at Ten Thousand Dollars ($10,000) fee for each commercially-sold Medical Robotics system that incorporates FOSSL Technology (the “Commercially-Sold System Royalty”), to be paid on a quarterly basis. [***] The Commercially-Sold System Royalties shall be paid to Seller by ISIL for sales of Medical Robotics systems that incorporate FOSSL Technology to non-US buyers, and by Purchaser for sales of systems to US buyers.
(d)    [***]
(e)    Purchaser shall be jointly and severally liable for all payments due from ISIL in this Section 2.5.
2.6.    Transfer Taxes. Notwithstanding anything herein to the contrary, the Seller and its Affiliates shall be solely liable for, and shall pay when due, any transfer, gains, documentary, sales, use, registration, stamp, value-added, or other similar taxes payable by reason of the transactions contemplated under this Agreement, and the Seller or its Affiliates shall file, at their expense, all necessary tax returns and other documentation with respect to all taxes.
2.7.    Allocation of Purchase Price. By mutual agreement of the Parties, the Purchase Price will be allocated to broad categories constituting components of the Transferred Assets (according applicable tax laws) as set forth in Schedule 2.7 (the “Allocation”), the first

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draft of which shall be provided by Purchaser within forty five (45) days following the Effective Date. Each Party will report the transactions consummated hereby in accordance with the agreed upon Allocation (except to the extent modifications are necessary to reflect changes in the Transferred Assets and Assumed Liabilities between the Closing Date and the date of the Allocation) for all federal, state, local and other tax purposes, but such allocation will not constrain reporting for other purposes.
3.    Representations and Warranties of the Seller. Except as set forth on the Schedule of Exceptions delivered to the Purchaser at the Closing and attached hereto as Exhibit G (the “Schedule of Exceptions”), the Seller hereby represents and warrants to the Purchaser and ISIL as of the date hereof and as of the Closing Date as follows:
3.1.    Organization and Good Standing. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated and is in material compliance with all Laws. Seller has corporate power to own its properties and to conduct its business as currently owned and conducted. The Seller does not have any subsidiaries that own Intellectual Property.
3.2.    Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and all other Acquisition Agreements to which it is a party, perform its obligations hereunder and thereunder, and consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and all other Acquisition Agreements, the performance by it of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Seller and its Affiliates. This Agreement and all other Acquisition Agreements to which the Seller or any of its Affiliates is a party constitutes (or will constitute upon the execution thereof) the legal, valid, and binding obligation of the Seller or its Affiliates, as applicable, enforceable against the Seller or its Affiliates in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar Laws relating to or affecting the rights and remedies of creditors generally. This Agreement has been duly executed and delivered by the Seller.
3.3.    No Violation. Neither the execution and delivery by the Seller of this Agreement or any other Acquisition Agreements to which the Seller or its Affiliates is a party, nor the performance by the Seller or its Affiliates, as applicable, of its obligations hereunder or thereunder, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (i) contravene any provision of the certificate of incorporation and bylaws of the Seller, (ii) contravene any provision of the certificate of incorporation, bylaws, or similar organizational documents of any Affiliate of the Seller; (iii) with or without the giving of notice or the lapse of time or both, violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or obligation of the Seller related to the Transferred Assets (other than debts or obligations paid at Closing), (iv) require the consent of any other party to, constitute a breach of, create a Liability or loss of a benefit under,

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or result in the creation or imposition of any Lien upon any of the Transferred Assets under, any agreement to which the Seller or its Affiliates is a party or by which it is bound; and (v) violate or conflict with, any Law or any judgment, decree, or order of any Governmental Authority to which the Seller or its Affiliates is subject or by which the Seller or any of its assets or properties is bound.
3.4.    Intellectual Property. Schedule 1.1(w) contains a true and complete list of all worldwide patents, pending patent applications, trademark registrations, and trademark applications included in the Intellectual Property to be transferred to Purchaser as part of the Transferred Assets. Such Intellectual Property and the Intellectual Property set forth on Schedule 2.1(d) constitutes all the Intellectual Property covering FOSSL Technology. The Seller Controls and has the right to Transfer such Intellectual Property free and clear of all Liens. Other than the items listed in Schedule 1.1(w) and the subject matter of the Excluded Contracts, to the knowledge of Seller, there are no additional patents, trademark registrations or pending patent applications or pending trademark applications Controlled by Seller related to the FOSSL Technology based products and naming as an inventor any Seller employee who was an employee of Seller at the time of invention or any consultant/contractor who performed work for Seller at the time of invention and who was obligated to assign such invention to Seller. The Seller has no knowledge of any adversarial proceedings or any claims that are currently being asserted or threatened by any Person involving or challenging the Seller’s Control of any Intellectual Property included within the Transferred Assets. To Seller’s knowledge, all Assumed Contracts are in full force and effect as of the Closing Date and Seller is not in breach of any of its obligations under the Assumed Contracts.
3.5.    Actions.
(a)    To the knowledge of the Seller, there is no Action pending or threatened against the Seller or any of its Affiliates, that (i) questions or challenges the validity of this Agreement or the other Acquisition Agreements or any action taken or proposed to be taken by the Seller or any of its Affiliates pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby, or (ii) relates to any of the Transferred Assets that if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)    To the knowledge of the Seller, there is no outstanding judgment, order, decree, writ, award, stipulation, or injunction of any Governmental Authority against the Seller or any of its Affiliates or any of their respective assets or businesses, which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
3.6.    Taxes.
(a)    All sales, use, payroll withholding, unemployment compensation and similar taxes, and any other taxes the nonpayment of which would result in a tax Lien on any Transferred Asset have been paid or will be paid when due, or adequate deposits have been made

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with the appropriate taxing authorities with respect thereto, and there are no Liens for taxes on any Transferred Asset.
(b)    The Seller has not received any written notice from any Governmental Authority of any pending examination or any proposed tax deficiency, addition, assessment, demand for payment, or adjustment the nonpayment of which could result in a tax Lien on any Transferred Asset.
3.7.    Title to Property. Seller has good title to or otherwise Controls all of the Transferred Assets (whether personal, mixed, tangible, or intangible), to the Seller’s knowledge, free and clear of all Liens, and, to the Seller’s knowledge, upon Transfer of the Transferred Assets pursuant hereto, the Purchaser will have good title to and Control of all of the Transferred Assets (whether personal, mixed, tangible, or intangible), to the Seller’s knowledge, free and clear of all Liens, but subject to the Recognized Seller Licenses.
3.8.    Approvals. No Approval of any Governmental Authority or any third party is required to be made, obtained, or given by or with respect to the Seller in connection with the execution or delivery by the Seller or any of its Affiliates, as applicable, of this Agreement and the other Acquisition Agreements, the performance by Seller or any of its Affiliates of its obligations hereunder or thereunder, or the consummation by Seller or any of its Affiliates of the transactions contemplated hereby or thereby, including without limitation the Transfer of the Transferred Assets to the Purchaser, except where the failure to make, obtain, or give such Approval could not reasonably be expected to have a material adverse effect on the Transferred Assets.

3.9	Material Information. No Executive Officer of Seller is aware of any material information that he reasonably believes will cause a material adverse effect on the value of the Transferred Assets

3.10	Substantially All of Seller’s Assets. Transferred Assets constitute substantially all of Seller’s assets related to Luna Healthcare.

3.11	True and Accurate Lists. Lists provided by Seller under Section 7.4(b)-(g) are true and accurate in all material respects to Seller’s knowledge.
4.    Representations and Warranties of the Purchaser and ISIL. Each of the Purchaser and ISIL hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:
4.1.    Organization and Good Standing. Each of the Purchaser and ISIL is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated and is in material compliance with all Laws. Each of

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Purchaser and ISIL has corporate power to own its properties and to conduct its business as currently owned and conducted.
4.2.    Power and Authority. The Purchaser and ISIL have the corporate power and authority to execute and deliver this Agreement and all other Acquisition Agreements to which they are parties, perform their respective obligations hereunder and thereunder, and consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser and ISIL of this Agreement and all other Acquisition Agreements, their performance of their obligations hereunder and thereunder, and their consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Purchaser and ISIL. This Agreement and all other Acquisition Agreements to which the Purchaser and ISIL are parties constitute (or will constitute upon the execution thereof) the legal, valid, and binding obligations of the Purchaser and ISIL, as applicable, enforceable against the Purchaser and ISIL in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar Laws relating to or affecting the rights and remedies of creditors generally. This Agreement has been duly executed and delivered by the Purchaser and ISIL.
4.3.    No Violation. Neither the execution and delivery by the Purchaser and ISIL of this Agreement or any of the other Acquisition Agreements to which they are parties, nor their performance of their obligations hereunder or thereunder, nor their consummation of the transactions contemplated hereby or thereby, will (i) contravene any provision of the certificate of incorporation or bylaws of the Purchaser and ISIL; (ii) with or without the giving of notice or the lapse of time or both, violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or obligation of the Purchaser or ISIL under, require the consent of any other party to, constitute a breach of, create a Liability or loss of a benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Purchaser or ISIL under, any contract to which they are parties or by which they or any of their assets or properties are bound, other than such violations, conflicts, defaults, terminations, accelerations, breaches, Liabilities, or loss of benefits which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (iii) violate, conflict with, or require any approval under, any Law or any judgment, decree, or order of any Governmental Authority to which the Purchaser or ISIL is subject or by which it or any of its assets or properties are bound, other than such violations, conflicts, or noncompliance with such requirements which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.4.    Actions.
(c)    To Purchaser’s knowledge, there is no Action pending or threatened against the Purchaser or any of its Affiliates, that (i) questions or challenges the validity of this Agreement or the other Acquisition Agreements or any action taken or proposed to be taken by the Purchaser or any of its Affiliates pursuant hereto or thereto or in connection

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with the transactions contemplated hereby or thereby that if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(d)    To Purchaser’s knowledge, there is no outstanding judgment, order, decree, writ, award, stipulation, or injunction of any Governmental Authority against the Purchaser or any of its Affiliates or any of their respective assets or businesses, which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.5.    Approvals. Except as may be set forth on Exhibit G, no Approval of any Governmental Authority or other third party is required to be made, obtained, or given by or with respect to the Purchaser or ISIL in connection with the execution or delivery by it of this Agreement and the other Acquisition Agreements, the performance by it of its obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, except where the failure to make, obtain, or give such Approvals could not have, individually or in the aggregate, a Material Adverse Effect.
4.6.    Financing. The Purchaser and ISIL will have available funds sufficient to pay the Purchase Price and related expenses of the transactions contemplated by the Acquisition Agreements.
5.    Seller’s Obligations Prior to and at Closing. The Seller hereby covenants that, except as otherwise consented to in writing by the Purchaser or as otherwise contemplated by this Agreement, hereto and until the Closing or for the period specified below:
5.1.    Release of Security Interests
5.2.    Conduct of Business. Except as provided herein, Seller shall: (i)  maintain its Books and Records in the ordinary course of business in a manner consistent with its past practices; (ii) maintain its properties and assets (to the extent they are material to the Transferred Assets) in the same condition as they are on the date hereof, except for reasonable wear and tear arising in the ordinary course of business; and (iii) comply in all material respects with all Laws applicable to the Transferred Assets.
5.3.    Restricted Activities and Transactions. Notwithstanding Section 5.2 hereof and except as provided in this Agreement, the Seller shall not, and shall not permit any of its Affiliates to, engage, or agree to engage, in any one or more of the following activities or transactions without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld: (i) cause to arise or permit to exist any Lien (other than Liens currently held by Silicon Valley Bank) upon any of the Transferred Assets; (ii) enter into any agreement or perform any act detrimental to the interest of Purchaser that is related to the Transferred Assets; (iii) destroy any Books or Records maintained in connection with the Transferred Assets; (iv) settle any Action if such settlement imposes any continuing Liability or non-monetary obligation on or with respect to any of the Transferred Assets; (v) initiate any litigation, suit, mediation, or arbitration relating to the Transferred Assets; (vi) enter into or become bound by

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any contract or commitment relating to the Transferred Assets; (vii) cancel, compromise, release, or waive any right of material value to the Seller or any of its Affiliates related to the Transferred Assets; (viii) except as required by Law, make or change any tax election affecting the Transferred Assets, or take any position with respect to the Transferred Assets on any Tax Return filed after the date of this Agreement, in each case that is inconsistent with the elections made or positions taken in preparing or filing similar Tax Returns in prior taxable periods; or (ix) take any action or omit to take any action that would knowingly cause the representations and warranties of the Seller contained in Section 3 hereof to be untrue or inaccurate in any material respect.
5.4.    Cooperation. The Seller shall, and shall cause its Affiliates to, use their commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, including, without limitation, (i) obtaining, making, and causing to become effective all Approvals of such Governmental Authorities and other Persons as may be necessary or reasonably requested by the Purchaser in order to consummate the transactions contemplated by this Agreement, and (ii) giving prompt notice to the Purchaser of (A) any notice of, or other communication relating to, any default, or any event which, with the giving of notice or the lapse of time or both, would become a default, under any contract relating to the Transferred Assets, and (B) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the execution and delivery of this Agreement or the other Acquisition Agreements or the consummation of the transactions contemplated hereby or thereby. The Seller shall use its commercially reasonable efforts to bring about the satisfaction of the Conditions Precedent to the Obligations of the Purchaser that are applicable to the Seller set forth in Section 7 hereof.
5.5.    Confidentiality. Each Party shall hold in confidence any Confidential Information disclosed by another (disclosing) Party as a result of this Agreement, and such receiving Party shall protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of a like nature, but in no event less than reasonable care. Each receiving Party shall have the right to provide Confidential Information to its Affiliates and third parties who have a right or need to know such information, subject to the confidentiality obligations imposed by this Section 5.5. Without the prior written consent of the disclosing Party, a receiving Party shall not use, disclose, or distribute any Confidential Information, in whole or in part, except as required to perform such receiving Party’s obligations under this Agreement or as necessary to exercise or further its rights under this Agreement. Access to the disclosing Party’s Confidential Information shall be restricted to the receiving Party’s employees, agents, and consultants, who, in each case, need to have access to carry out a permitted use and are bound in writing to maintain the use and confidentiality restrictions of such Confidential Information. The rights and obligations set forth in this Section 5.5 shall survive the Closing or any termination of this Agreement.
5.6.    Certain Notifications. From the Agreement Date until the date two weeks following the Agreement Date, the Seller shall have the right to add to, amend, and/or correct the Schedules and Schedule of Exceptions based upon any additional information that becomes available to the Seller, and such additional disclosures (“Additional Disclosures”) shall be

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deemed to amend and supplement the Schedule and Schedule of Exceptions for all purposes of this Agreement as if so amended immediately prior to the Agreement Date, provided that Purchaser reasonably agrees to any such Additional Disclosures. In the event that Purchaser reasonably believes that any such Additional Disclosure made by the Seller pursuant to this Section 5.6 prior to the date two weeks following the Agreement Date results in a material and quantifiable change to the valuation of the Transferred Assets, the Seller and the Purchaser agree to negotiate in good faith to determine if such additional disclosure results in a material and quantifiable change to the valuation of the Transferred Assets. If the Parties so agree, the Purchase Price shall be adjusted to account for such valuation change.
5.7.    Engineering Reviews. From the Agreement Date and until the end of the 90-day period set forth in Section 2.5(a)(ii), Seller shall jointly with Purchaser plan, design, and complete a series of in-depth engineering reviews between Seller and Purchaser personnel to transfer from Seller to Purchaser working knowledge of Transferred Assets related to engineering, development systems, document tracking systems, subsystems, software (including software environment and source codes), prototypes, engineering designs, engineering processes, manufacturing tooling and processes. The engineering reviews shall accomplish the goal of providing Purchaser all Know-How necessary to develop, use, manufacture, and sell the FOSSL interrogator, fiber sensors, and connectors (“Engineering Reviews”).
5.8.    Other Customary Conditions. Seller agrees to perform all reasonably necessary tasks to meet other conditions that are customary in transactions of this type.
6.    Purchaser’s Obligations Prior to Closing. The Purchaser hereby covenants that, except as otherwise consented to in writing by the Seller, from and after the date hereof until the Closing or termination of this Agreement:
6.1.    Cooperation. The Purchaser shall use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, including, without limitation, giving prompt notice to the Seller of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the execution and delivery by Purchaser or ISIL of this Agreement or the other Acquisition Agreements or the consummation by Purchaser of the transactions contemplated hereby. The Purchaser shall use its commercially reasonable efforts to bring about the satisfaction of the Conditions Precedent to the Obligations of the Seller that are applicable to the Purchaser set forth in Section 6 hereof. In addition, the Purchaser shall not intentionally take any action or omit to take any action that would cause the representations and warranties of the Purchaser contained in Section 4 hereof to be untrue or inaccurate in any material respects.
6.2.    Confidentiality. Purchaser and ISIL shall hold in confidence any Confidential Information disclosed by Seller as a result of this Agreement, and Purchaser shall protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of a like nature, but in no event less than reasonable care. Purchaser shall have the right to provide Confidential Information to its Affiliates and third parties who have right or

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need to know such information, subject to the confidentiality obligations imposed by this Section 6.2. Without the prior written consent of the disclosing Party, a receiving Party shall not use, disclose, or distribute any Confidential Information, in whole or in part, except as required to perform such Party’s obligations under this Agreement or as necessary to exercise or further its rights under this Agreement. Access to the disclosing Party’s Confidential Information shall be restricted to the receiving Party’s employees, agents, and consultants, who, in each case, need to have access to carry out a permitted use and are bound in writing to maintain the use and confidentiality restrictions of such Confidential Information. The rights and obligations set forth in this Section 6.2 shall survive the Closing or any termination of this Agreement.
1.    Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser and ISIL to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at the Closing, of each of the following conditions, unless waived by the Purchaser and ISIL (subject to the Law), in their sole and absolute discretion, at or prior to the Closing:
1.2.    Representations and Warranties True. All representations and warranties of the Seller contained in this Agreement or any Acquisition Agreement shall be true and correct as of the Agreement Date and as of the Closing Date as though given on and as of such date (or, with respect to such representations and warranties which expressly speak as of an earlier date, as of the earlier date as of which such representations and warranties speak), except for failures of such representations and warranties to be so true and correct that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Transferred Assets.
1.3.    Performance. The Seller and its Affiliates shall have performed and complied in all material respects with all agreements, covenants, obligations, and conditions required by this Agreement or any of the other Acquisition Agreements to be performed or complied with by the Seller and/or its Affiliates at or prior to the Closing.
1.4.    No Material Adverse Change. No changes or events that have had or could reasonably be expected to have, individually or in the aggregate, Material Adverse Effect on the Seller or the Transferred Assets, shall have occurred since the Agreement Date.
1.5.    Deliveries. The Seller and/or its Affiliate shall have given, tendered and/or delivered to the Purchaser and its Affiliates, at or prior to the Closing, and against the deliveries referred to in Section 7.3, the following:
(p)    Transferred Assets;
(q)    a list of all Seller employees associated with Luna Healthcare as of the Agreement Date as attached hereto as Schedule 7.4;
(r)    a list of Seller employees who, since 2010, have been associated with FOSSL Technology development as attached hereto as Schedule 7.4;

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(s)    a list of all outstanding purchase orders and payment obligations associated with Luna Healthcare as attached hereto as Schedule 7.4;
(t)    a list of all expired and on-going Luna Healthcare related manufacturing, supply, development, consultant, and license obligations and/or agreements (other than the Excluded Contracts and Recognized Seller Licenses) as attached hereto as Schedule 7.4;
(u)    a list of all inventory and WIP associated with Luna Healthcare as attached hereto as Schedule 7.4;
(v)    reasonable access to, upon reasonable prior notice and at such scheduled times and places during normal business hours as shall be reasonably approved by the Seller (but without any interference with the business operations of the Seller), for reasonable business purposes, to all the Books and Records, Assumed Contracts, and the properties, facilities, employees of the Seller and its Affiliates relating to Luna Healthcare business, to all relevant documents and materials contained in the lists provided in this Section 7.4.
(w)    an executed counterpart signature page to the IP Assignment Agreement;
(x)    an executed signature page to the 2014 License Agreement;
(y)    [***] and
(z)    an executed (with counterpart signature page) release document from all secured debtholders and/or secured creditors, including the entity known as Silicon Valley Bank, that covenant to remove all Liens and/or Liabilities associated with the Transferred Assets upon payment to such debtholders and/or secured creditors of the amounts set forth in such release documents;
1.6.    Absence of Litigation. There shall be no outstanding court order, injunction, or Action pending or, to the knowledge of the Seller, the Purchaser, or ISIL as of the Agreement Date, threatened before any court or other Governmental Authority which seeks to (i) invalidate or set aside, in whole or in part, this Agreement or any of the other Acquisition Agreements, or (ii) restrain, prohibit, invalidate, or set aside, in whole or in part, the consummation of the transactions contemplated hereby and thereby.
2.    Conditions Precedent to the Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at the Closing, of each of the following conditions, unless waived (subject to Law) by the Seller, in its sole and absolute discretion, at or prior to the Closing:
2.8.    Representations and Warranties True. All representations and warranties of the Purchaser and ISIL contained in this Agreement or any Acquisition Agreement shall be

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true and correct as of the date of this Agreement and as of the Closing Date as though given on and as of such date (or, with respect to such representations and warranties which expressly speak as of an earlier date, as of the earlier date as of which such representations and warranties speak), except for failures of such representations and warranties to be so true and correct that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
2.9.    Performance. The Purchaser and ISIL shall have performed and complied in all material respects with all agreements, covenants, obligations, and conditions required by this Agreement and the other Acquisition Agreements to be performed or complied with by it at or prior to the Closing.
2.10.    Deliveries. The Purchaser and ISIL shall have tendered to the Seller, at or prior to the Closing, and against the deliveries referred to in Section 7.4, the following:
(a)    the first installment of Six Million Dollars (US $6,000,000) in accordance with Sections 2.5(a)(i); and
(b)    an executed counterpart signature page to the IP Assignment Agreement, [***] and the 2014 License Agreement.
3.    Additional Covenants and Agreements.
3.9.    [***]
3.10.    Exit Duration. For a period from Closing until 15 years after Closing, Seller shall exit and shall not develop, use, and/or Commercialize products and services related to FOSSL Technology in the Field of Medical Healthcare for itself or any third party except Seller shall be allowed to continue to perform and fulfill any of its obligations under the Hansen Agreements, and to develop, use, and/or Commercialize products and services incorporating FOSSL Technology only in the Field of Non-Robotics Medical Devices applications involving S/T Sensing.
3.11.    Non-Compete with Seller’s Non-Medical Business. For a period from Closing until 10 years after Closing, Purchaser shall not use the Transferred Assets to compete with Seller’s Commercialization of FOSSL Technology outside the Field of Medical Healthcare for shape, strain and/or temperature sensing in the aerospace, automotive, and energy markets and for strain sensing in the civil structural monitoring and composite material markets.
3.12.    Approach to Assumed Contracts. To the extent relevant considering the skill sets and knowledge remaining at Seller after Closing, Seller shall diligently work with Purchaser to outline a mutually agreed requirements and approach to properly service and/or support third parties involved in the Assumed Contracts as contractually required.

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9.5
Specific Performance; Injunctive Relief. Each of the Parties hereto acknowledges, understands, and agrees that any breach or threatened breach by it or any of its Affiliates of any of their respective obligations hereunder or under the Acquisition Agreements may cause irreparable injury to another Party and that money damages may not provide an adequate remedy therefor. Accordingly, in the event of any such breach or threatened breach, the non-breaching Party or Parties shall have the right and remedy (in addition to any other rights or remedies available at law or in equity) to seek to have the provisions of such sections specifically enforced by, and to seek injunctive relief and other equitable remedies in, any court having competent jurisdiction.

3.13.    Further Assurances. In addition to the actions, documents, and instruments specifically required to be taken or delivered by this Agreement or the other Acquisition Agreements, whether on or before or from time to time after the Effective Time, and without further consideration, each Party hereto shall take such other actions, and execute and deliver such other documents and instruments, as the other Party hereto or its counsel may reasonably request and at the expense of the requesting Party in order to effectuate and perfect the transactions contemplated by this Agreement and the other Acquisition Agreements, including without limitation such actions as may be necessary to Transfer to the Purchaser and to place the Purchaser in possession or control of all of the Transferred Assets intended to be Transferred hereunder.
3.14.    Post-Closing Obligations.
(a)    Seller shall conduct and complete all the Engineering Reviews with Purchaser which had been initiated prior to Closing under Section 5.7.
(b)    Seller shall complete transfer all remaining Books and Records in its possession to Purchaser within 30 calendar days after the Closing.
(c)    Seller shall provide Purchaser with physical possession of all remaining tangible Transferred Assets (e.g., software, firmware, physical assets in inventory, WIP, prototypes, tooling). Alternatively, Seller shall facilitate and provide information (e.g., from whom, where, etc.) to allow Purchaser to gain possession of all Transferred Assets. If Purchaser believes that Seller are in possession of FOSSL Technology Related Assets that should have been included in Schedule 2.1(d) but were not, Seller shall disclose all information related to these FOSSL Technology Related Assets for the Parties to determine whether Purchaser’s assertion is reasonable. If Purchaser’s assertion is reasonable, Seller shall immediately transfer these FOSSL Technology Related Assets to Purchaser within 7 business days.
(d)    Seller agrees to shut down all of its Luna Healthcare operations (including sales, marketing, engineering) and inventory and operations related to FOSSL Technology, except those outside the Field of Medical Healthcare, those related to the Field of Non-Robotics Medical Devices applications involving S/T Sensing, and [***] within ten (10)

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days after the Closing Date. Seller shall provide Purchaser written notice as to when such shut down is completed.
(e)    The Parties shall maintain all trade secrets within the Transferred Assets and shall protect the Know-How transferred to the Purchaser as confidential information.
3.15.    Technical Requirements Milestones Payment Conditions. Purchaser shall use all commercially reasonable efforts to achieve the Technical Requirements Milestones Payment Conditions in a timely manner.
3.16.    Cooperation. If Seller inadvertently neglects to make copies of any information included in the Transferred Assets needed in connection with its remaining business, then Purchaser will cooperate with Seller and provide copies of any such information to Seller.
3.17.    Supply Agreement. At Closing, Purchaser and Seller shall enter into the form of [***] attached hereto as Exhibit H with respect to the [***].
3.18.    [***]
4.    Survival; Indemnification.
4.7.    Survival.
(a)    The assurances, covenants and agreements of the parties hereto contained in this Agreement shall survive and the representations and warranties of the Parties hereto contained in this Agreement shall survive for so long as Purchaser and ISIL continues to have any obligation to make payments in Section 2.5.
(b)    Action for indemnification pursuant to this Section 10 alleging an inaccuracy in or a breach of the representations, warranties, assurances, covenants and agreements contained in this Agreement may be brought after a party hereto has notified the other party hereto in writing of a claim for indemnification hereunder based on a breach thereof
4.8.    [***]
4.9.    [***]
4.10.    [***]
4.11.    [***]
4.12.    Matters Involving Third Parties.
(a)    If any third party shall commence a third party Action against any indemnified Party with respect to any matter which may give rise to a claim for indemnification against any indemnifying Party under this Section 10, the indemnified Party shall notify the

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indemnifying Party thereof in writing as soon as practicable, but in no event more than ten days after the indemnified Party shall have been served with legal process or otherwise received notice of the commencement of such Action; provided, however, that the right of the indemnified Party to indemnification shall be reduced in the event of its failure to give timely notice only to the extent the indemnifying Party is prejudiced thereby.
(b)    The indemnifying Party shall have the right to defend the indemnified Party against the third party Action with counsel and other representatives of its choice so long as (i) the indemnifying Party shall notify the indemnified Party in writing (within the 10-day period after its receipt of notice of the third party Action) that it will indemnify the indemnified Party from and against any damages the indemnified Party may suffer arising out of the third party Action; and (ii) the indemnifying Party diligently conducts the defense of the third party Action in the reasonable opinion of the indemnified Party. In the event the indemnifying Party does not comply with clauses (i) or (ii) of the preceding sentence, the indemnified Party may defend against the third party Action preserving its rights to indemnification hereunder including, without limitation, for the reasonable cost of such defense.
(c)    So long as the indemnifying Party is diligently conducting the defense of the third party Action in accordance with Section 10.6(b) above, (i) the indemnified Party may retain separate co-counsel, at its sole cost and expense, and participate in the defense of the third party Action, (ii) the indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the third party Action without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld or delayed, [***]
(d)    [***]
4.13.    [***]
4.14.    [***] actually receives under insurance policies (net of any related increase in insurance premiums).
5.    Miscellaneous.
5.9.    Public Announcement. Except as required by applicable Law or any Governmental Authority with competent jurisdiction, Seller or any of its respective Affiliates and representatives shall not issue any press release or make any public announcement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior written approval and consent of Purchaser hereto, which consent shall not be unreasonably withheld, except as required under applicable SEC and NASDAQ rules.
5.10.    Amendment; Waiver. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented, or waived except by a written instrument signed by all of the Parties hereto (or, in the case of a waiver, by the Party granting such waiver). No waiver of any of the terms or provisions of this Agreement shall be deemed to

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be or shall constitute a waiver of any other term or provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of a Party hereto to insist upon strict compliance by another Party hereto with any obligation, covenant, agreement, or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a Party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.2.
5.11.    Fees and Expenses. Each of the Parties hereto shall bear and pay all fees, costs, and expenses incurred by it or any of its Affiliates in connection with the origin, preparation, negotiation, execution, and delivery of this Agreement and the other Acquisition Agreements and the transactions contemplated hereby or thereby (whether or not such transactions are consummated), including, without limitation, any fees, expenses, or commissions of any of its representatives.
5.12.    Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and mailed or facsimiled or delivered by hand or courier service:
(f)    If to the Seller:
Luna Innovations Inc.
1 Riverside Circle, Suite 400
Roanoke, VA 95014
Attention: Talfourd Kemper
Facsimile No.: 540-581-0951

(g)    If to Purchaser or ISIL:
Intuitive Surgical Operations, Inc.
1266 Kifer Road, Building 101
Sunnyvale, CA 94086-5304
Attention: General Counsel
Facsimile No.: 408-523-1390

5.13.    Assignment. [***]
5.14.    [***]
(a)    [***]
(b)    [***]

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(c)    [***] shall select a mediation firm in the Chicago, IL area [***] then the dispute shall be resolved by [***] arbitration in Chicago, IL [***]
5.15.    Headings. The headings contained in this Agreement and the schedules hereto are for convenience of reference only and shall not constitute a part hereof or define, limit, or otherwise affect the meaning of any of the terms or provisions hereof.
5.16.    Entire Agreement. Other than as set forth in this Section 11.8 or any other Acquisition Agreements, the 2010 License Agreement, the Development and Supply Agreement and the Non-Disclosure Agreement dated May 24, 2013 embody the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the Parties hereto, their respective Affiliates or any of the representatives of any of them with respect thereto, except as specifically referenced. There are no agreements, covenants, or undertakings with respect to the subject matter of the Acquisition Agreements other than those expressly set forth or referred to herein or therein and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the Parties hereto except those expressly made in the Acquisition Agreements.
5.17.    Severability. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term, and/or provision hereof. In the event that any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall, to the fullest extent permitted by law, not affect any other term or provision hereof, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held by a court of competent jurisdiction to be excessively broad as to time, duration, activity, scope or subject, the Parties request that it be construed, by limiting and reducing it, so as to be enforceable to the fullest extent permitted under applicable law.
5.18.    No Third Party Beneficiaries. Except as and to the extent otherwise provided herein, nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any Person other than the Parties hereto and their respective successors and permitted assigns.
5.19.    Counterparts. This Agreement may be executed in one or more counterparts by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.
6.    Termination. The Acquisition Agreements may be terminated and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement if the Closing did not occur on or before Jannuary 17, 2014. In the event of termination of this Agreement pursuant to this Section 12, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the

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part of Seller or Purchaser or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that the Parties shall continue to be subject to the Non-Disclosure Agreement between Seller and Purchaser dated May 24, 2013.
* * * * *

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IN WITNESS WHEREOF, the Parties have executed, or caused their duly authorized representatives to execute, this Asset Purchase Agreement as of the date first written above.
LUNA INNOVATIONS INCORPORATED
By:        /s/ My E. Chung
Name:    My E. Chung
Title:    CEO
INTUITIVE SURGICAL OPERATIONS, INC.
By:        /s/ Gary S. Guthart
Name:    Gary S. Guthart
Title:    CEO

INTUITIVE SURGICAL INTERNATIONAL LTD.
By:        /s/ Marshall L. Mohr
Name:    Marshall L. Mohr
Title:    SRVP and CFO

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